SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 18, 2008

Amazon Goldsands Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 S. Virginia, 8th Floor, Reno, Nevada, USA	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (775) 398-3005

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.     Entry into a Material Definitive Agreement.

On September 18, 2008 (the "Effective Date"), we entered into a Mineral Right Option Agreement (the "Agreement") with Temasek Investments Inc. ("Temasek"), a company incorporated under the laws of Panama.  Pursuant to this Agreement, we acquired four separate options from Temasek, each providing for the acquisition of a twenty-five percent (25%) interest in certain mineral rights in Peru described in Annex 1 of the Agreement (the "Mineral Rights") potentially resulting in our acquisition of 100% of the Mineral Rights.  The Mineral Rights are owned by Rio Santiago Minerales S.A.C. ("Rio Santiago").  Beardmore Holdings, Inc. ("Beardmore"), a wholly-owned subsidiary of Temasek, owns 999 shares of the 1,000 shares of Rio Santiago that are issued and outstanding.  Temasek owns the single remaining share of Rio Santiago.  The acquisition of each 25% interest in the Mineral Rights will occur through the transfer to us of 25% of the outstanding shares of Beardmore.

We may exercise the initial twenty-five percent (25%) option to acquire a 25% interest in the Mineral Rights after fulfilling the following conditions:

•	paying $250,000 to Temasek on the date the Agreement is executed;
•	issuing 2,500,000 shares of our common stock to Temasek within five (5) business days from the Effective Date; and
•	paying an additional $250,000 to Temasek within ninety (90) days of the Effective Date.

We may exercise the second twenty-five percent (25%) option resulting in our acquisition of a 50% interest in the Mineral Rights after fulfilling the following conditions within 6 months of the Effective Date:

•	paying an additional $750,000 to Temasek, and
•	issuing 3,500,000 additional shares of our common stock to Temasek.

We may exercise the third twenty-five percent (25%) option resulting in our acquisition of a 75% interest in the Mineral Rights after fulfilling the following conditions within 12 months of the Effective Date:

•	paying an additional $1,250,000 to Temasek, and
•	issuing 4,500,000 additional shares of our common stock to Temasek.

We may exercise the fourth twenty-five percent (25%) option resulting in our acquisition of a 100% interest in the Mineral Rights after fulfilling the following conditions within 18 months of the Effective Date:

•	paying an additional $2,500,000 to Temasek, and
•	issuing 5,500,000 additional shares of our common stock to Temasek.

Upon our acquisition of a 100% interest in the Mineral Rights, Temasek will hold its single share of Rio Santiago in trust for our sole benefit and hold the share strictly in accordance with our instructions.

Upon our acquisition of a 100% interest in the Mineral Rights, Temasek is entitled to an annual 2.5% net returns royalty.  However, if we pay Temasek $2,000,000 within ninety (90) days of our acquisition of a 100% interest in the Mineral Rights, Temasek will only be entitled to an annual 1.5% net returns royalty.

If we exercise the second twenty-five percent (25%) option, resulting in our acquisition of a 50% interest in the Mineral Rights, and fail to acquire a 100% interest in the Mineral Rights, we and Temasek will form a joint venture in which we will be wholly responsible for developing a feasible mining project and all necessary facilities and Temasek shall retain a carried free interest in the mining rights.  If we do not develop a feasible mining project within three years of the Effective Date, we will be responsible pay Temasek an advance minimum mining royalty of $500,000 per year, which will be deducted from Temasek's net return royalty.

The foregoing description is qualified in its entirety by reference to the Agreement that is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Agreement described above, we are obligated to issue 2,500,000 shares of our common stock to Temasek as partial consideration for the exercise of the initial twenty-five percent (25%) option to acquire a 25% interest in the Mineral Rights.  These shares will be issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising. The stock certificate will be issued with the appropriate legends affixed to the restricted stock.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

10.1           Mineral Right Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 18, 2008

Amazon Goldsands Ltd.

By:	/s/ Hector Ponte
Name:	Hector Ponte
Title:	Chief Executive Officer & Director